                                                               Exhibit (a)(1)(D)


                         NOTICE OF GUARANTEED DELIVERY
                                OF SURRENDER OF
                       WESTERN DIGITAL TECHNOLOGIES, INC.
                            ZERO COUPON CONVERTIBLE
                        SUBORDINATED DEBENTURES DUE 2018

                     CUSIP NUMBERS: 958102AF2 AND 958102AH8

                         PURSUANT TO THE COMPANY NOTICE
                             DATED JANUARY 17, 2003

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 18, 2003. REGISTERED HOLDERS OF DEBENTURES MUST SURRENDER THEIR DEBENTURES FOR PURCHASE ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 18, 2003 IN ORDER TO RECEIVE THE PURCHASE PRICE. DEBENTURES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN AT ANYTIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 18, 2003.

           THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE DELIVERED TO:

                                U.S. BANK, N.A.
                           CORPORATE TRUST DEPARTMENT

                              633 WEST 5TH STREET
                                   12TH FLOOR
                         LOS ANGELES, CALIFORNIA 90071

                                 BY FACSIMILE:
                                 (213) 362-7357

                             CONFIRM BY TELEPHONE:
                                 (213) 362-7345

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE PURCHASE NOTICE IS REQUIRED TO BE GUARANTEED UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE PURCHASE NOTICE.

      All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Notice dated January 17, 2003, and the accompanying Purchase Notice (the "Company Notice") of Western Digital Technologies, Inc., a Delaware corporation (the "Company"), relating to the purchase by the Company, at the option of the holder thereof, of the Company's Zero Coupon Convertible Subordinated Debentures due 2018 (the "Debentures") for $459.64 per $1,000 principal amount at maturity of the Debentures, subject to the terms and conditions of the Indenture and the Company Notice.

      As set forth in the Company Notice, this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by a holder of the Debentures if the holder elects to have the Company purchase such Debentures, and (1) certificates representing such Debentures are not immediately available,
(2) time will not permit your Purchase Notice, certificates representing such Debentures and all other required documents to reach the Paying Agent prior to 5:00 p.m., New York City time, on February 18, 2003, or (3) the procedures for delivery by book-entry transfer (including delivery of an agent's message) cannot be completed prior to 5:00 p.m., New York City time, on February 18, 2003.

Ladies and Gentlemen:

      By execution hereof, the undersigned acknowledges receipt of the Company Notice. On the terms and subject to the conditions of the Company Notice, the undersigned hereby represents that it is the holder of the Debentures being surrendered for purchase or caused to be surrendered hereby and is entitled to surrender (or cause to surrender) for purchase such Debentures as contemplated by the Company Notice and, pursuant to the guaranteed delivery procedures described under the caption "Procedures to be Followed by Holders Electing to Surrender Debentures for Purchase - Notice of Guaranteed Delivery" in the Company Notice, hereby surrenders (or causes to surrender) for purchase to the Company the aggregate principal amount of Debentures indicated below.

      The undersigned understands that the Debentures surrendered for purchase may be withdrawn by written notice of withdrawal received by the Paying Agent at any time prior to 5:00 p.m., New York City time, on February 18, 2003.

      The undersigned understands that payment for the Debentures purchased will be made only after valid receipt by the Paying Agent of (1) such Debentures, or a book-entry confirmation of the surrender of such Debentures into the Paying Agent's account at Depository Trust Company ("DTC") and (2) a Purchase Notice (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Purchase Notice or a properly transmitted agent's message, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. The term "agent's message" means a message, transmitted to DTC and received by the Paying Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by the Purchase Notice and that the Company may enforce the Purchase Notice against the undersigned. The undersigned agrees that the Debentures surrendered for purchase will be accepted only in principal amounts at maturity equal to $1,000 or integral multiples thereof.

      All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

      If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and submit evidence to the Company of such person's authority to so act.

                             *         *          *

 NOTE: DO NOT SEND CERTIFICATES FOR DEBENTURES WITH THIS FORM - THEY SHOULD BE
       SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED PURCHASE NOTICE.

                            PLEASE COMPLETE AND SIGN

            DESCRIPTION OF DEBENTURES BEING SURRENDERED FOR PURCHASE

Name(s) and Address(es) of Registered Holder(s)
 (Please fill in exactly as name(s) appear(s)                 Debentures Being Surrendered for Purchase
               on Debentures)(1)                            (Attach additional signed list, if necessary)
----------------------------------------------------------------------------------------------------------------
                                                     Debenture Certificate   Principal Amount   Principal Amount
                                                         Number(s)(2)         Represented by    Surrendered for
                                                                               Debentures(2)      Purchase (3)

                                                     -----------------------------------------------------------

                                                     -----------------------------------------------------------

                                                     -----------------------------------------------------------
                                                      Total Amount
                                                     Surrendered for
                                                        Purchase
----------------------------------------------------------------------------------------------------------------

(1) Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Debentures and the Paying Agent's record of registered holders or, if surrendered by a DTC participant, exactly as such participant's name(s) and address(es) appear(s) on the security position listing of DTC.

(2) Need not be completed if Debentures are being surrendered for purchase by book-entry transfer.

(3) If you desire to surrender for purchase less than the entire principal amount evidenced by the Debentures listed above, please indicate in this column the portion of the principal amount of such Debentures that you wish to surrender for purchase, otherwise, the entire principal amount evidenced by such Debentures will be deemed to have been surrendered for purchase.

                                   SIGN HERE

         (TO BE COMPLETED BY ALL REGISTERED HOLDERS OF DEBENTURES BEING
                           SURRENDERED FOR PURCHASE)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Debentures or on a security position listing or by person(s) authorized to become registered Holder(s) of the Debentures by documents transmitted with this Notice of Guaranteed Delivery. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another person acting in a fiduciary or representative capacity, set forth the signer's full title.

--------------------------------------------------------------------------------
         (Signature(s) of Registered Holder(s) or Authorized Signatory)

Dated:             , 2003
      ------------

Name(s):
         -----------------------------------------------------------------------

Address(es):
             -------------------------------------------------------------------
                               (Include Zip Code)

Capacity (full title):
                       ---------------------------------------------------------

Area Code(s) and Telephone Number(s):
                                      ------------------------------------------

[ ] Check this box if Debentures will be delivered by book-entry transfer and provide the following information:

Transaction Code Number:
                         -------------------------------------------------------

Name of Surrendering Institution:
                                  ----------------------------------------------

DTC Account Number:
                    ------------------------------------------------------------

Contact Person:
                ----------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

Telephone:                                   Facsimile:
          ----------------------------------            ------------------------


              THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of execution of this Notice of Guaranteed Delivery, a properly completed and validly executed Purchase Notice (or a manually signed facsimile thereof), together with the Debentures surrendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Debentures into the Paying Agent 's account at DTC, pursuant to the procedures for book-entry transfer set forth under the caption "Procedures to be Followed by Holders Electing to Surrender Debentures for Purchase - Notice of Guaranteed Delivery" in the Company Notice), and all other required documents will be delivered by the undersigned to the Paying Agent.

The institution which completes this form must deliver to the Paying Agent this Notice of Guaranteed Delivery, the Purchase Notice (or a manually signed facsimile thereof) and certificates for Debentures, or in the case of a book-entry transfer, an agent's message and confirmation of the book-entry transfer of such Debentures into the Paying Agent's account with DTC, within the time periods specified herein. The undersigned acknowledges that failure to do so could result in financial loss to such institution.

Name of Firm:
              ------------------------------------------------------------------

Authorized Signature:
                      ----------------------------------------------------------

Name:
      --------------------------------------------------------------------------
                             (Please Print or Type)

Title:
       -------------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

Postal/Zip Code:
                 ---------------------------------------------------------------

Area Code and Telephone Number:
                                ------------------------------------------------

Dated:            , 2003
       -----------


 NOTE: DO NOT SEND CERTIFICATES FOR DEBENTURES WITH THIS FORM - THEY SHOULD BE
       SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED PURCHASE NOTICE.